EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-15981) of Stage Stores, Inc. of our report dated March 12, 1998 appearing on page F-1 of this Form 10-K.

PRICE WATERHOUSE LLP

Houston, Texas
April 21, 1998